Camber Energy, Inc. S-4/A

Exhibit 99.4

CAMBER ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS – [●], 2020 AT [●]
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Camber Energy, Inc., a Nevada corporation (the “Company” or “Camber”), hereby appoints Louis G. Schott and Robert Schleizer (the “Proxies”), or any one of them, with full power of substitution and authority to act in the absence of the other, each as proxies and attorneys-in-fact, to cast all votes that the undersigned is entitled to cast at, and with all powers that the undersigned would possess if personally present at, the special meeting of stockholders of the Company, to be held on [●], 2020, at [●] Central Time, at [●], and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the joint proxy statement/prospectus, and all such other business as may properly come before the meeting. I/we hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CEI
PHONE:	Call toll free 1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF CAMBER ENERGY, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	FOR	AGAINST	ABSTAIN
Approval of (a) the issuance of shares of Camber common stock, pursuant to the terms of the merger agreement with Viking Energy Group, Inc. (“Viking”), in an amount necessary to complete the merger and the other transactions contemplated by the merger agreement, (b) the merger agreement, and (c) the other transactions contemplated by the merger agreement.	☐	☐	☐
Proposal 2	FOR	AGAINST	ABSTAIN
Approval of the issuance of such number of shares of common stock exceeding 19.99% of Camber’s outstanding common stock, issuable upon conversion of the Series A Preferred Stock Camber plans to issue in connection with the merger, and the voting rights associated therewith.	☐	☐	☐
CONTROL ID:
REQUEST ID:
Proposal 3	FOR	AGAINST	ABSTAIN
Approval of the issuance of such number of shares of common stock exceeding 19.99% of Camber’s outstanding common stock, issuable upon conversion of the 630 shares of Series C Preferred Stock, including shares issuable for dividends and conversion premiums thereon sold pursuant to that certain June 2020 Stock Purchase Agreement, and to approve the terms of such June 2020 Stock Purchase Agreement.	☐	☐	☐
Proposal 4	FOR	AGAINST	ABSTAIN
Adoption and approval of an amendment to the Camber charter, effective upon the completion of the merger, to increase the number of authorized shares of Camber common stock from 25 million to 250 million shares.	☐	☐	☐
Proposal 5	FOR	AGAINST	ABSTAIN
Authorization and approval of the board of directors of Camber to affect a reverse stock split of Camber’s outstanding common stock in a ratio of between one-for-five and one-for-twenty-five, in their sole discretion, as mutually agreed to between Camber and Viking, prior to the effectiveness of the merger.	☐	☐	☐

Proposal 6	FOR	AGAINST	ABSTAIN
Approval of Camber’s 2020 Equity Incentive Plan.	☐	☐	☐
Proposal 7	FOR	AGAINST	ABSTAIN
Approval of the adjournment of the Camber special meeting to solicit additional proxies if there are not sufficient votes at the time of the Camber special meeting to approve any of the proposals above, or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Camber stockholders.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For” Proposals 1 through 7, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

________________________

________________________

 ________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)